UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Stock	BLFS	NASDAQ Capital Market

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Maurice “Dusty” Tenney, the Chief Operating Officer of BioLife Solutions, Inc. (the “Company”), notified the Company of his intent to resign as Chief Operating Officer, effective immediately. Mr. Tenney executed a non-competition agreement with the Company upon the acquisition of Global Cooling, Inc. by the Company in May 2021.

On November 4, 2021, the Company appointed Troy Wichterman as Chief Financial Officer and Roderick de Greef as President and Chief Operating Officer.

There are no arrangements or understandings between Messrs. Wichterman and de Greef and any other persons pursuant to which Messrs. Wichterman and de Greef were named as officers. There are also no family relationships between Messrs. Wichterman and de Greef and any director, executive officer or person nominated to become a director or executive officer of the Company.

Mr. Wichterman served as Vice President, Finance since November 2019. In that role, Mr. Wichterman oversaw the finance and accounting organization in the areas of integrating acquired businesses, acquisition due diligence and deal structure, SEC reporting, financial planning and analysis, operational finance, and audit compliance. Mr. Wichterman also served as Director of Financial Planning and Analysis from June 2016 to November 2019 and Financial Analyst from February 2015 to June 2016. Prior to joining the Company, he was most recently a Senior Financial Analyst, Acquisitions at Ventas, Inc. a public healthcare REIT, from January 2013 to September 2014. Prior to Ventas, he was most recently a Senior Portfolio Analyst at Heitman, a private equity REIT, from June 2009 – January 2013 and began his career as an Auditing Associate at PricewaterhouseCoopers in Chicago from 2008 to 2009. Mr. Wichterman is a CPA (inactive) and holds a Bachelor of Business Administration degree and a Master of Accountancy degree from the University of Wisconsin – Madison.

Related to Mr. Wichterman’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Wichterman, effective November 4, 2021 (the “Wichterman Employment Agreement”). Mr. Wichterman is employed at-will, and the Wichterman Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms.

Mr. Wichterman will be entitled to participate in all employee benefit programs established by the Company that are applicable to management personnel. In addition, upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Wichterman will receive the following severance payments: (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 9 months’ salary and (iii) an amount equal to the cost of 9 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. If Mr. Wichterman’s employment is terminated within 90 days following a “Change in Control,” Mr. Wichterman is entitled to (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 12 months’ salary, (iii) 100% of any incentive cash and/or stock bonus opportunity for the current year and (iv) an amount equal to the cost of 12 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. The Wichterman Employment Agreement contains a covenant not to compete with the Company or solicit the Company's employees, customers or suppliers for a period of 1 year after the date of termination.

Mr. de Greef had served as Chief Financial Officer since May 2016. Previously he served as Chief Operating Officer from December 2019 to May 3, 2021. He was appointed interim Chief Financial Officer and interim Secretary in March 2016.  Previously, Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Since February 2019, Mr. de Greef has served as a director, chairman of the Audit Committee of the board of directors of Indonesia Energy Corporation Limited, an oil and gas exploration and production company. Mr. de Greef served Pareteum Corporation., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee from September 2015 to September 2017, and also from January 2008 to October 2011. From November 2013 to October 2014, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc.  From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products. From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc.  From 2001 to 2006, Mr. de Greef served as Executive Vice President and Chief Financial Officer of NASDAQ listed Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. de Greef received his MBA degree from the University of Oregon, and a B.A in Economics and International Relations from San Francisco State University. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.

Related to Mr. de Greef’s appointment as Chief Operating Officer and President, the Company entered into an employment agreement with Mr. de Greef, effective November 4, 2021 (the “de Greef Employment Agreement” and together with the Wichterman Employment Agreement, the “Employment Agreements”). Mr. de Greef is employed at-will, and the de Greef Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms.

Mr. de Greef will be entitled to participate in all employee benefit programs established by the Company that are applicable to management personnel. In addition, upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. de Greef will receive the following severance payments: (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 12 months’ salary and (iii) an amount equal to the cost of 12 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. If Mr. de Greef’s employment is terminated within 90 days following a “Change in Control,” Mr. de Greef is entitled to (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 18 months’ salary, (iii) 100% of any incentive cash and/or stock bonus opportunity for the current year and (iv) an amount equal to the cost of 18 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. The de Greef Employment Agreement contains a covenant not to compete with the Company or solicit the Company's employees, customers or suppliers for a period of 1 year after the date of termination.

The foregoing summaries of the Employment Agreements are qualified in their entirety by references to the text of the Employment Agreements, copies of which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2021.

On November 4, 2021, the Company issued a press release announcing the appointments of Mr. Wichterman and Mr. de Greef. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 104	Press Release, dated November 4, 2021. Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: November 9, 2021	By:	/s/ Troy Wichterman
Name: Troy Wichterman Title: Chief Financial Officer